Exhibit 99.1

Theriva Biologics Reports First Quarter 2023 Operational Highlights and Financial Results

- Continued to enroll patients in VIRAGE, the Phase 2b clinical trial of systemically administered VCN-01 in combination with chemotherapy for Pancreatic Ductal Adenocarcinoma –

- Presented data from the ongoing Phase 1b/2a clinical trial of SYN-004 (ribaxamase) in allogeneic hematopoietic cell transplant recipients at the 33rd European Congress of Clinical Microbiology & Infectious Disease; Cohort 2 continues to enroll patients –

-As of March 31, 2023, Theriva Biologics reports $36.1 million in cash, which is expected to provide runway into the third quarter of 2024-

-Conference call and webcast to be held on Thursday, May 11th at 8:30 a.m. ET-

Rockville, MD, May 11, 2023 – Theriva Biologics (NYSE American: TOVX), a diversified clinical-stage company developing therapeutics designed to treat cancer and related diseases in areas of high unmet need, today reported financial results for the first quarter ended March 31, 2023, and provided a corporate update.

“We are pleased with the steady progress across our oncology-focused platform, highlighted by the advancement of VIRAGE, the Phase 2b trial of VCN-01 in patients with newly-diagnosed metastatic pancreatic ductal adenocarcinoma (PDAC),” said Steven A. Shallcross, Chief Executive Officer of Theriva Biologics. “Dosing and enrollment are underway for VIRAGE, as well as for the Phase 1 trial of VCN-01 in patients with brain tumors. Further, we continue to explore the potential synergistic clinical benefit of VCN-01 in combination with chemotherapy and immunotherapy in a range of clinical indications. We plan to hold a pre-IND meeting with the FDA in the second half of 2023 to discuss the development and potential registration pathway for VCN-01 as an adjunct to chemotherapy in pediatric patients with advanced retinoblastoma. Additionally, in the second half of 2023 we anticipate the release of survival data from an ongoing investigator sponsored study of VCN-01 in combination with durvalumab in patients with recurrent/metastatic squamous cell carcinoma of the head and neck. While clinical advancement of VCN-01 in key indications and therapeutic combinations remains our priority, we continue to pursue exciting new oncolytic virus candidates to leverage the novel Albumin Shield technology, which was designed to protect systemically administered oncolytic viruses from the host immune system and has tremendous potential for our pipeline.”

Recent Program Highlights and Anticipated Milestones:

VCN-01:

●	Dosing is underway and enrollment continues to progress for VIRAGE, the randomized, controlled, multicenter, open-label Phase 2b trial of VCN-01 in combination with standard-of-care chemotherapy (gemcitabine/nab-paclitaxel) as a first line therapy in newly diagnosed metastatic PDAC patients. The first patient was dosed in January 2023 and the trial is expected to enroll 92 adults at sites across the US and Spain.

●	Dosing is underway and enrollment continues to progress for the investigator sponsored clinical trial of VCN-01 in patients with high-grade brain tumors who are scheduled for surgical resection. The first patient was dosed in January 2023 and the trial is being conducted at St. James’s University Hospital, United Kingdom, in collaboration with the University of Leeds. If the results show that intravenous VCN-01 gains entry to brain tumors that are otherwise only accessible through surgery, this could be transformative for patients by providing a potential systemic line of treatment.

●	Anticipated milestones:

o	Hold a pre-IND meeting with the FDA (H2 2023) to discuss the clinical development and potential registration pathway for VCN-01 as an adjunct to chemotherapy in pediatric patients with advanced retinoblastoma.

o	Investigator's presentation of additional data from the study of VCN-01 in combination with durvalumab in patients with recurrent/metastatic squamous cell carcinoma of the head and neck (H2 2023).

SYN-004 (ribaxamase):

●	In April 2023, presented blinded safety and pharmacokinetic (PK) data from the ongoing Phase 1b/2a randomized, double-blinded, placebo-controlled clinical trial of SYN-004 (ribaxamase) in allogeneic hematopoietic cell transplant (HCT) recipients for the prevention of acute graft-versus-host-disease (aGVHD). SYN-004 appeared to be well tolerated in HCT patients treated with IV meropenem and SYN-004 was not detected in blood samples from the majority of the evaluable patients. These data were presented at the 33rd European Congress of Clinical Microbiology & Infectious Diseases (ECCMID).

●	Anticipated milestones:

o	Dosing is underway with plans to complete the second cohort of our Phase 1b/2a clinical study of SYN-004 for the prevention of acute graft-versus-host-disease in bone marrow transplant patients (Q1 2024).

First Quarter Ended March 31, 2023 Financial Results

General and administrative expenses increased to $2.2 million for the three months ended March 31, 2023, from $1.7 million for the three months ended March 31, 2022. This increase of 29% is primarily comprised of increased expense related to the fair value of the contingent consideration, additional salary and benefits related to new headcount, audit fees, consulting fees, travel, and VCN administrative expenses not included in the prior year, offset by a decrease in consulting and legal costs related to the VCN acquisition. The charge related to stock-based compensation expense was $87,000 for the three months ended March 31, 2023, compared to $85,000 the three months ended March 31, 2022.

Research and development expenses increased to $3.0 million for the three months ended March 31, 2023, from approximately $2.6 million for the three months ended March 31, 2022. This increase of 15% is primarily the result of increased clinical trial expenses related to VCN-01 not incurred in the prior year, offset by lower expenses related to our Phase 1b/2a clinical trial of SYN-004 (ribaxamase) in allogeneic HCT recipients and decreased manufacturing expenses related to our Phase 1a clinical trial of SYN-020. The Company anticipates research and development expense to increase as it continues enrollment in its VIRAGE Phase 2 clinical trial of VCN-01 in PDAC, and its ongoing Phase 1 clinical trial in retinoblastoma, expands GMP manufacturing activities for VCN-01, and continues supporting its VCN-11 and other preclinical and discovery initiatives. The charge related to stock-based compensation expense was $39,000 for the three months ended March 31, 2023, compared to $28,000 related to stock-based compensation expense for the three months ended March 31, 2022.

Other income was $370,000 for the three months ended March 31, 2023 compared to other expense of $21,000 for the three months ended March 31, 2022. Other income for the three months ended March 31, 2023 is primarily comprised of interest income of $364,000 and exchange gain of $6,000. Other expense for the three months ended March 31, 2022 is primarily comprised of exchange loss of $23,000, offset by interest income of $2,000.

Cash and cash equivalents totaled $36.1 million as of March 31, 2023, compared to $41.8 million as of December 31, 2022.

Conference Call

Theriva Biologics will host a conference call on Thursday, May 11th, 2023, at 8:30 a.m. ET to review the first quarter 2023 operational highlights and financial results. Individuals may participate in the live call via telephone by dialing 1- 877-451-6152 (domestic) or 1-201-389-0879 (international) and using the conference ID: 13738367. Participants are asked to dial in 15 minutes before the start of the call to register. Investors and the public can access the live and archived webcast of this call via the “Investors” section of the company’s website, https://www.therivabio.com, under “Events” or by clicking here, for 90 days after the call.

About Theriva Biologics, Inc.

Theriva Biologics (NYSE American: TOVX), is a diversified clinical-stage company developing therapeutics designed to treat cancer and related diseases in areas of high unmet need. The Company is advancing a new oncolytic adenovirus platform designed for intravenous (IV), intravitreal and antitumoral delivery to trigger tumor cell death, improve access of co-administered cancer therapies to the tumor, and promote a robust and sustained anti-tumor response by the patient’s immune system. The Company’s lead candidates are: (1) VCN-01, an oncolytic adenovirus designed to replicate selectively and aggressively within tumor cells, and to degrade the tumor stroma barrier that serves as a significant physical and immunosuppressive barrier to cancer treatment; (2) SYN-004 (ribaxamase) which is designed to degrade certain commonly used IV beta-lactam antibiotics within the gastrointestinal (GI) tract to prevent microbiome damage, thereby limiting overgrowth of pathogenic organisms such as VRE (vancomycin resistant Enterococci) and reducing the incidence and severity of acute graft-versus-host-disease (aGVHD) in allogeneic hematopoietic cell transplant (HCT) recipients; and (3) SYN-020, a recombinant oral formulation of the enzyme intestinal alkaline phosphatase (IAP) produced under cGMP conditions and intended to treat both local GI and systemic diseases. For more information, please visit Theriva Biologics' website at www.therivabio.com.

Forward-Looking Statement

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases forward-looking statements can be identified by terminology such as “may,” “should,” “potential,” “continue,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expressions, and include statements regarding and include statements regarding continuing to explore the potential synergistic clinical benefit of VCN-01 in combination with chemotherapy and immunotherapy in a range of clinical indications, holding a pre-IND meeting with the FDA in the second half of 2023 to discuss the development and potential registration pathway for VCN-01 as an adjunct to chemotherapy in pediatric patients with advanced retinoblastoma, in the second half of 2023 releasing survival data from an ongoing investigator sponsored study of VCN-01 in combination with durvalumab in patients with recurrent/metastatic squamous cell carcinoma of the head and neck, continuing discovery of exciting new oncolytic virus candidates to leverage the novel Albumin Shield technology, completing the second cohort of our Phase 1b/2a clinical study of SYN-004 for the prevention of acute graft-versus-host-disease in bone marrow transplant patients (Q1 2024) and cash being expected to provide runway into the third quarter of 2024,. These forward-looking statements are based on management’s expectations and assumptions as of the date of this press release and are subject to a number of risks and uncertainties, many of which are difficult to predict that could cause actual results to differ materially from current expectations and assumptions from those set forth or implied by any forward-looking statements. Important factors that could cause actual results to differ materially from current expectations include, among others, the Company’s and VCN’s ability to reach clinical milestones when anticipated including the Company’s and VCN’s ability to reach clinical milestones when anticipated, including generating clinical data that establishes VCN-01’s differentiated mechanism of action and potential synergistic clinical benefit in combination with chemotherapy and immunotherapy in a range of clinical indications, the ability to leverage our discovery platform to identify the next generation of potent OV products, the ability of VCN-01 to gain entry to brain tumors that are otherwise only accessible through surgery, the ability to schedule a pre-IND meeting with the FDA (H2 2023) to discuss the clinical development and potential registration pathway for VCN-01 as an adjunct to chemotherapy in pediatric patients with advanced retinoblastoma, the ability to present additional data from the study of VCN-01 in combination with durvalumab in patients with recurrent/metastatic squamous cell carcinoma of the head and neck (H2 2023), the ability to complete the second cohort of our Phase 1b/2a clinical study of SYN-004 for the prevention of acute graft-versus-host-disease in bone marrow transplant patients (Q1 2024), the ability of VCN-01 as a potential means of enabling the use of immunotherapeutic agents in patients who are unresponsive to these cancer therapies, the Company’s ability to successfully combine and operate the business of the Theriva Biologics and VCN, the Company’s and VCN’s product candidates demonstrating safety and effectiveness, as well as results that are consistent with prior results; the ability to complete clinical trials on time and achieve the desired results and benefits, continuing clinical trial enrollment as expected; the ability to obtain regulatory approval for commercialization of product candidates or to comply with ongoing regulatory requirements, regulatory limitations relating to the Company’s and VCN’s ability to promote or commercialize their product candidates for the specific indications, acceptance of product candidates in the marketplace and the successful development, marketing or sale of the Company’s and VCN’s products, developments by competitors that render such products obsolete or non-competitive, the Company’s and VCN’s ability to maintain license agreements, the continued maintenance and growth of the Company’s and VCN’s patent estate, the ability to continue to remain well financed and the cash providing a runway into the third quarter of 2024, and other factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and its other filings with the SEC, including subsequent periodic reports on Forms 10-Q and current reports on Form 8-K. The information in this release is provided only as of the date of this release, and Theriva Biologics undertakes no obligation to update any forward-looking statements contained in this release on account of new information, future events, or otherwise, except as required by law.

For further information, please contact:

Investor Relations:

Chris Calabrese

LifeSci Advisors, LLC

ccalabrese@lifesciadvisors.com

917-680-5608

Theriva Biologics, Inc. and Subsidiaries

Consolidated Balance Sheets

(In thousands except share and par value amounts)

(Unaudited)

	March 31, 2023	December 31, 2022
Assets

Current Assets
Cash and cash equivalents	$36,076	$41,786
Prepaid expenses and other current assets	4,223	3,734
Total Current Assets	40,299	45,520

Non-Current Assets
Property and equipment, net	324	345
Restricted cash	100	99
Right of use asset	2,054	1,199
In-process research and development	19,469	19,150
Goodwill	5,617	5,525
Deposits and other assets	23	23
Total Assets	$67,886	$71,861

Liabilities and Stockholders‘ Equity

Current Liabilities:
Accounts payable	$480	$915
Accrued expenses	2,076	1,496
Accrued employee benefits	649	1,403
Contingent consideration, current portion	4,911	2,973
Loans payable-current	66	57
Operating lease liability	437	216
Total Current Liabilities	8,619	7,060

Non-current Liabilities
Non-current contingent consideration	5,408	7,211
Loan Payable - Long term	160	221
Deferred tax liabilities, net	1,311	1,618
Lease liability - Long term	1,802	1,187
Total Liabilities	17,300	17,297

Commitments and Contingencies
Temporary Equity
Series C convertible preferred stock, $0.001 par value; 10,000,000 authorized;275,000 issued and outstanding	2,006	2,006
Series D convertible preferred stock, $0.001 par value; 10,000,000 authorized;100,000 issued and outstanding	728	728
Stockholders’ Equity:
Common stock, $0.001 par value; 350,000,000 shares authorized, 15,844,294 issued and 15,124,061 outstanding at March 31, 2023 and 15,844,294 issued and 15,124,061 outstanding at December 31, 2022	16	16
Additional paid-in capital	343,876	343,750
Treasury stock at cost, 720,233 shares at March 31, 2023 and December 31, 2022	(288)	(288)
Accumulated other comprehensive loss	(305)	(679)
Accumulated deficit	(295,447)	(290,969)
Total Stockholders‘ Equity	47,852	51,830

Total Liabilities and Stockholders‘ Equity	$67,886	$71,861

Theriva Biologics, Inc. and Subsidiaries

Consolidated Statements of Operations and Comprehensive Loss

(In thousands, except share and per share amounts)

(Unaudited)

	For the three months ended March 31,
	2023	2022
Operating Costs and Expenses:
General and administrative	$2,201	$1,655
Research and development	2,977	2,597
Total Operating Costs and Expenses	5,178	4,252

Loss from Operations	(5,178)	(4,252)

Other Income (Expense):
Exchange income (loss)	6	(23)
Interest income	364	2
Total Other Income (Expense)	370	(21)

Net Loss before income taxes	(4,808)	(4,273)
Income tax benefit	330	—
Net Loss Attributable to Common Stockholders	$(4,478)	$(4,273)

Net Loss Per Share - Basic and Dilutive	$(0.30)	$(0.31)

Weighted average number of shares outstanding during the period - Basic and Dilutive	15,124,061	13,821,144

Net Loss	(4,478)	(4,273)
Gain on foreign currency translation	374	181
Total comprehensive loss	$(4,104)	$(4,092)